UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 8, 2007
Date of report (Date of earliest event reported)

K-tel International, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-07115	41-0946588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2491 Xenium Lane North
Plymouth, Minnesota 55441
 (Address of principal executive offices, including zip code)

(763) 559-5566
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   OTHER EVENTS.

On January 9, 2007, K-tel International, Inc. (the “Company”) issued a press release announcing that on Monday, January 8, 2007, it filed with the Securities and Exchange Commission a Schedule 13E-3 in connection with a 1-for-5,000 reverse split of the Company’s common stock intended to take the Company private, to be followed immediately by a 5,000-for-1 forward split of its common stock (the “Reverse/Forward Split”). Holders of fewer than 5,000 shares of common stock on the record date will receive cash of $.0625 per pre-split share. The anticipated result of the Reverse/Forward Split will be to reduce the number of shareholders of record of the Company to fewer than 300. The Company intends to cease filing periodic reports with the Securities and Exchange Commission as soon as practicable following the Reverse/Forward Split. The Board of Directors of the Company has approved the Reverse/Forward Split based, among other factors, on its determination that the Company achieves few of the benefits of public ownership because of a lack of an active trading market for its common stock, while remaining burdened with the significant costs of being a publicly held company. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Number	Exhibit
99.1	K-tel International, Inc. Press Release, dated January 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-tel International, Inc.

Date: January 11, 2007	By:	/s/ Philip Kives
Name: Philip Kives Title: President and Chief Executive Officer